Exhibit (n)(1)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 4 to the Form N-2 Registration Statement of Business Development Corporation of America, File No. 333-210619.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP
Boston, Massachusetts
July 27, 2018